Exhibit 10.06(e)
SPECIFIC EXHIBITS TO THIS AGREEMENT HAVE BEEN REDACTED BECAUSE SUCH EXHIBITS ARE BOTH NOT MATERIAL AND ARE OF A TYPE THAT EQT CORPORATION TREATS AS CONFIDENTIAL. THE REDACTED EXHIBITS HAVE BEEN MARKED IN THIS EXHIBIT AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].
SEPARATION AGREEMENT AND GENERAL RELEASE
This Separation Agreement and General Release (this “Agreement”) is made and entered into by and between THOMAS KARAM (“Employee”) and EQT CORPORATION (including its predecessors, subsidiaries and affiliates, collectively, “EQT” or “Company”).
WHEREAS, on July 22, 2024, EQT Corporation, Humpty Merger Sub Inc., an indirect wholly owned subsidiary of EQT, and Humpty Merger Sub LLC, an indirect wholly owned subsidiary of EQT Corporation, completed the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”) with Equitrans Midstream Corporation (“ETRN”);
WHEREAS, in connection with the Mergers (as such term is defined in the Merger Agreement), Employee’s employment with the Company terminated immediately following the First Merger and prior to the Second Merger (as such terms are defined in the Merger Agreement) on July 22, 2024;
WHEREAS, Employee is a party to one or more written agreements with ETRN providing for severance benefits in the event of certain qualifying terminations of Employee’s employment and certain restrictive covenants that have been communicated to or executed by Employee (such agreement(s), the “Severance Agreement”); and
WHEREAS, EQT desires to provide Employee with consideration in exchange for, among other things, Employee’s general release of all claims against EQT and the other Releasees (as defined below), including any claims arising out of Employee’s employment and the termination thereof in accordance with the terms of the Severance Agreement.
NOW, THEREFORE, in consideration of the respective representations, acknowledgments, covenants and agreements of the parties, as expressly set forth in this Agreement, the parties, intending to be legally bound, agree as follows:
1.Employee understands that, effective immediately following the First Merger and prior to the Second Merger on July 22, 2024 (the “Date of Termination”), his/her employment with the Company was terminated other than for cause. Employee agrees that all other officer, director and employment positions that Employee held at or through ETRN or EQT, and each of their parents, subsidiaries, predecessors and successors, ceased effective as of the Date of Termination and Employee agrees to promptly execute such additional documentation as requested by the Company to effectuate the foregoing. Employee represents that he/she has been properly paid for all time worked and received all salary, wages, bonuses, payment for accrued but unused vacation or paid time off, expense reimbursements, and all other amounts of any kind due as of the date Employee signs this Agreement, with the exception of payments under the applicable short-term incentive plan, which shall be made no later than August 16, 2024 in accordance with the Merger Agreement, and awards made pursuant to the Company Equity Plan (as defined in the Merger Agreement), which shall be settled in accordance with the terms provided in the Merger Agreement, the Company Equity Plan and applicable award agreement(s).

2.In exchange for Employee’s agreement to the terms of this Agreement and his/her release of all claims as set forth in Paragraph 3 below, EQT and Employee agree as follows:
(a)Provided that the ADEA Effective Date (defined below) occurs and Employee complies with the terms and conditions of this Agreement, EQT shall provide the following compensation and benefits to Employee in full satisfaction of the Company’s obligations under the Severance Agreement:
(i)A lump sum cash payment of $2,876,705 (less applicable withholding obligations, such as for income taxes and FICA), which represents the sum of:
(A)thirty (30) months of Employee’s annualized base salary in effect as of the Date of Termination; plus
(B)an additional lump sum of $1,250,000, equal to two (2) times Employee’s annual target bonus opportunity under the Company’s applicable Short-Term Incentive Plan as in effect on the Date of Termination; plus
(C)thirty (30) times the Consolidated Omnibus Budget Reconciliation Act rate for continuation of family coverage in effect on the Date of Termination.
(b)Subject to Employee’s execution of, and satisfaction of the requirements of, this Agreement, the cash payment contemplated by subparagraph 2(a)(i) shall be paid within fifteen (15) days of the ADEA Effective Date, as defined below.
(c)Employee acknowledges and agrees that but for his/her execution and non-revocation of this Agreement, he/she would not be entitled to receive the consideration identified in subparagraph 2(a)(i), and in no event shall Employee be entitled to severance pay or benefits beyond those specified in subparagraph 2(a)(i). Employee acknowledges and agrees that, except as expressly set forth under this Agreement, Employee is not entitled to receive any additional compensation, bonus, equity compensation, payment in lieu of any paid time off, severance payments or other payments or benefits of any kind from EQT or ETRN, whether contractual or otherwise, with respect to Employee’s employment with EQT, including, without limitation, any payments of any kind under the Severance Agreement. Notwithstanding the foregoing or anything to the contrary herein, this Paragraph 2(c) shall not impact Employee’s currently held equity compensation awards, Key Talent Award, and/or Transaction Retention Award (each, as applicable), any vested or accrued benefits pursuant to any applicable plan, agreement, or arrangement of ETRN or EQT, and each of their parents, subsidiaries, joint ventures, affiliates, predecessors and successors (collectively, the “EQT Companies”), any right to indemnification, advancement of legal fees or directors and officers liability insurance coverage existing under the constituent documents of the EQT Companies (as in effect from time to time), and Employee’s right to elect certain continued medical coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) or the right to convert certain insurance coverage to a personal plan, as applicable, and reimbursements for legitimate business expenses owed to Employee by the EQT Companies pursuant to the expense reimbursement policies of the EQT Companies; provided, that Employee submits such expenses for reimbursement no later than 30 days following the Date of Termination, which, in each case, shall remain subject to the terms and conditions governing those awards or rights and any applicable terms of the Merger Agreement.
(d)EQT will not contest a claim filed by Employee for unemployment compensation benefits. However, Employee understands that eligibility for unemployment compensation is determined by the applicable state, not by EQT.
(e)The parties acknowledge and agree that the payments and other covenants described herein constitute fair and adequate consideration for: (i) Employee’s agreement to keep the terms of this Agreement confidential; (ii) Employee’s release of all claims and causes of action against the Releasees (as defined below); and (iii) all other covenants and commitments mentioned in this Agreement.
(f)To the extent the Worker Adjustment and Retraining Notification Act (“WARN Act”), or other applicable law, may have otherwise required the Company to provide notice to Employee related to a plant closure or layoff, the parties hereby agree that the payments made to Employee described in Paragraph 2(a) above shall offset, and be in lieu of, any required notice and/or any corresponding payments to Employee.
3.In consideration for the promises of the Company set forth in this Agreement, Employee and his/her agents, attorneys, heirs, executors, administrators, personal representatives, and assigns hereby voluntarily, irrevocably and unconditionally release and forever discharge EQT, each of its subsidiaries, predecessors and successors in interest, and other affiliates (for the avoidance of doubt, including ETRN and its subsidiaries, predecessors, successors in interest, and other affiliates), and each of the foregoing entities’ respective past, present and future officers, directors, managers, members, agents, representatives, employees and shareholders, as well as the heirs, successors or assigns of any of such persons or entities (severally and collectively called “Releasees”), jointly and individually, from any and all claims, demands, issues, or causes of action, including any and all claims, demands, issues, or causes of action arising out of, or in any way related to Employee’s employment with Releasees and/or his/her separation from employment with Releasees, whether asserted by him/her or on his/her behalf by any person or entity and whether known or unknown, and arising on or before the date Employee signs this Agreement. This release includes, but is not limited to, claims for back pay, front pay, emotional distress, compensatory damages, liquidated damages, punitive damages, fringe benefits, reinstatement, attorneys’ fees, interest, costs and/or remedies or relief of any sort whatsoever under any possible legal, equitable, tort, contract or statutory theory, including, but not limited to, any claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, sections 1981 through 1988 of Title 42 of the United States Code, the Age Discrimination in Employment Act of 1967, the Immigration Reform Control Act, the Americans with Disabilities Act of 1990, the Older Workers Benefit Protection Act, the Family Medical Leave Act, the WARN Act, the Families First Coronavirus Response Act, the Coronavirus Aid, Relief, and Economic Security Act, the Pennsylvania Human Relations Act, the Pennsylvania Wage Payment and Collection Law, the Pennsylvania Minimum Wage Act, the Pennsylvania Medical Marijuana Act, the Pennsylvania Whistleblower Law, the Commonwealth of Pennsylvania and United States Constitutions, and any other federal, state and local statutes, ordinances, executive orders or regulations, under theories of unjust dismissal or wrongful discharge, breach of contract or fiduciary duty, or based on any intentional or negligent tort which Employee has, had or may have, whether known or unknown and of whatever kind or nature against Releasees, which arose on or before the date Employee signs this Agreement. Employee also hereby releases all Releasees from any and all claims for: (i) the fees, costs, expenses and interest of any and all attorneys who now represent or who have at any time represented Employee in connection with this Agreement and/or in connection with any of the matters released in this Agreement; and (ii) wages, payments, benefits, attorneys’ fees, interest, costs and/or remedies or relief of any kind whatsoever arising under the WARN Act and/or any other laws requiring notice of plant closure or layoff. For the avoidance of doubt, for purposes of this Agreement, any references to statutes include any applicable amendments thereto.
The release in the preceding paragraph is intended to be a general release, excluding only claims which Employee is legally barred from releasing. Employee understands, and EQT expressly acknowledges, that the release does not include: any claims that cannot be released or waived as a matter of law; any claim for or right to vested or accrued benefits under any EQT Companies’ plans, agreements, or arrangements; claims for breach of this Agreement; or any right to enforce this Agreement and any claims based on acts or events occurring after Employee signs this Agreement. The release also shall not affect: (i) Employee’s equity compensation awards, Key Talent Award, and/or Transaction Retention Award, (ii) any right to indemnification, advancement of legal fees or directors and officers liability insurance coverage existing under the constituent documents of the EQT Companies (as in effect from time to time), (iii) Employee’s right to elect certain continued medical coverage under COBRA or the right to convert certain insurance coverage to a personal plan, as applicable, and (iv) reimbursements for legitimate business expenses owed to Employee by the EQT Companies pursuant to the expense reimbursement of the EQT Companies; provided, that Employee submits such expenses for reimbursement no later than thirty (30) days following the Date of Termination. Nothing in this Agreement prevents a challenge to the validity of the Agreement or prohibits the filing of a charge or complaint with, or testimony, assistance or participation in or cooperation with, any investigation, proceeding or hearing conducted by any federal, state or local governmental agency, including but not limited to the Equal Employment Opportunity Commission. However, Employee explicitly waives any right to receive monetary damages in any agency action against any Releasees.
4.Employee warrants that he/she has no actions or claims now pending against any of the Releasees in any court of the United States or any State thereof based upon any acts or events arising out of or related to his/her employment with Releasees or his/her separation from employment with Releasees. Notwithstanding any other language in this Agreement, the parties understand that this Agreement does not prohibit Employee from filing an administrative charge of alleged employment discrimination or unlawful practices with the Equal Employment Opportunity Commission, the National Labor Relations Board or other governmental agency or commission. Employee, however, waives his/her right to monetary or other recovery should any federal, state or local administrative agency pursue any claims on his/her behalf arising out of or relating to his/her employment with and/or separation from employment with any of the Releasees. This means that by signing this Agreement, Employee will have waived any right he/she had to obtain a recovery if an administrative agency pursues a claim against any of the Releasees based on any actions taken by any of the Releasees up to the date of the signing of this Agreement, and that Employee will have released the Releasees of any and all claims of any nature arising up to the date of the signing of this Agreement. However, nothing in this Agreement prevents Employee from (i) making any reports to or seeking or receiving any awards based upon Employee’s reporting of violations of laws or regulations containing whistleblower provisions or (ii) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency or legislative body, any self-regulatory organization, and/or pursuant to the Sarbanes-Oxley Act.

5.By entering into this Agreement, EQT in no way thereby admits that it or any of the Releasees has treated Employee unlawfully or wrongfully in any way. Neither this Agreement nor the implementation thereof shall be construed to be, or shall be admissible in any proceedings as, evidence of any admission by EQT or any of the Releasees of any violation of or failure to comply with any federal, state, or local law, ordinance, agreement, rule, regulation or order.
6.Employee, upon reasonable notice and at reasonable times, agrees to cooperate with the Company in the prosecution of or defense of litigation and in investigations of any claims or actions now in existence or that may be threatened or brought in the future relating to events or occurrences that transpired while Employee was employed by the Company or any of the Releasees (for the avoidance of doubt, including while Employee was employed by ETRN). Employee shall not testify for, cooperate with, encourage, or counsel non-governmental attorneys or their clients in the investigation, pursuit or defense of any disputes, claims, lawsuits, arbitrations, charges or complaints by any non-governmental third party against any of the Releasees, unless compelled to do so by order or subpoena issued by a court or governmental agency holding jurisdiction over Employee, and in such case only after first notifying the Company in writing within three days after receipt of such subpoena or court order. Employee further agrees to cooperate with Company in opposing the issuance and enforcement of such subpoena or court order. Employee further agrees to notify the Company in writing and within three days after receipt in the event of any requests for information, documents or testimony that Employee receives in connection with any of the foregoing. Employee acknowledges his/her continuing obligations under EQT’s policies to preserve EQT’s, and all Releasees, confidential information and that he/she has returned all EQT property in his/her possession, including EQT confidential information (which includes, for the avoidance of doubt, any confidential information of ETRN). Further, the parties agree that, with respect to breaches of Paragraph 6, monetary compensation is not sufficient and EQT shall be entitled to (without posting any bond or deposit) specific performance and/or other injunctive relief from any court of competent jurisdiction in order to enforce or prevent any violations of such obligations. The EQT Companies will promptly advance or reimburse any reasonable costs and expenses incurred by Employee as a result of Employee’s obligations under this Paragraph, and to the extent that Employee’s cooperation under this Paragraph exceeds four (4) hours in any month, the EQT Companies shall promptly compensate Employee at the rate of $250 per hour for each hour, or portion thereof, in excess of four (4) hours in a month. Nothing in this Paragraph is intended to alter or shall alter the Company’s obligations to provide insurance coverage and indemnification with respect to the Employee pursuant to Section 5.11 of the Merger Agreement.
7.Employee agrees that, except as required by law and as permitted by this Paragraph and Paragraph 4, the terms and conditions of this Agreement will be kept strictly confidential and will not be discussed, disclosed, or revealed, directly or indirectly, to any person, corporation, or other entity, other than to Employee’s spouse, attorney, accountant for use on tax matters or to government taxing agencies or taxing officials. Nothing in this Agreement prohibits Employee from: (i) reporting possible violations of federal, state, or local law or regulation to any governmental agency or entity, or from making other disclosures that are protected under the whistleblower provisions of federal, state, or local law or regulation; or (ii) disclosing confidential information and/or trade secrets when this disclosure is solely for the purpose of: (a) reporting possible violations of federal, state, or local law or regulation to any governmental agency or entity; (b) working with legal counsel in order to determine whether possible violations of federal, state, or local law or regulation exist; or (c) filing a complaint or other document in a lawsuit or other proceeding, if such filing is made under seal. Any disclosures of trade secrets must comply with the restrictions in the Defend Trade Secrets Act of 2016 (“DTSA”). The DTSA provides that no individual will be held criminally or civilly liable under Federal or State trade secret law for the disclosure of a trade secret that: is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or, is made in a complaint or other document if such filing is under seal so that it is not made public. Also, an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order.
8.Employee also agrees (unless otherwise required by law or legal process or as permitted by Paragraphs 4 and 7 of this Agreement) not to make any defamatory, maliciously untrue, or disparaging remarks, comments or statements, verbally or in writing, regarding any Releasee, their respective businesses, products or services or their respective directors, officers or persons known by Employee to be employees of the Releasees in their capacity as employees. EQT agrees to instruct its named executive officers (as disclosed in EQT’s most recent annual proxy statement and who are currently employed by EQT) and current members of its Board of Directors not to make any defamatory, maliciously untrue, or disparaging remarks, comments, or statements about Employee. Nothing in this Agreement shall prohibit Employee from engaging in concerted activity protected under the National Labor Relations Act (to the extent applicable), including relative to the terms and conditions of Employee’s employment, Employee’s ability to file unfair labor practice charges or assist others in doing so, and cooperating in any investigative process with the National Labor Relations Board. Nothing in this Agreement prevents Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful.
9.In the event that the Centers for Medicare & Medicaid Services (CMS) (this term includes any related agency representing Medicare’s interests) determines that Medicare has an interest in the payment to Employee under this Agreement, Employee agrees to (i) indemnify, defend and hold the Company harmless from any action by CMS relating to medical expenses of Employee, including full satisfaction by Employee of any lien(s) asserted by CMS; (ii) reasonably cooperate with the Company upon request with respect to any information needed to satisfy the reporting requirements under Section 111 of the Medicare, Medicaid, and SCHIP Extension Act of 2007, if applicable, including completion of the Medicare Information Authorization Form (Attachment A to this Agreement); and (iii) waive any and all future actions against the Company for any private cause of action for damages pursuant to 42 U.S.C. § 1395y(b)(3)(A).
10.Employee acknowledges that this Agreement includes a release and waiver of any and all claims of age discrimination Employee may have under the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act (collectively, “ADEA”) arising prior to the date of this Agreement. Employee acknowledges that he/she has been given forty-five (45) calendar days from the day Employee received this Agreement to review and consider this Agreement before executing it, and that he/she is hereby advised in writing to consult with an attorney before executing it. Employee further acknowledges that he/she has had a full and fair opportunity to consult with an attorney, that he/she has carefully read and fully understands all of the provisions of this Agreement, that he/she has discussed this Agreement with such attorneys if he/she has chosen to, and that he/she is voluntarily executing and entering into this Agreement, intending to be legally bound hereby. Employee has carefully read and fully understands the attached Exhibit A, which reflects the job titles and ages of employees in the decisional unit selected and not selected for termination of employment at this time, in accordance with the Older Workers

Benefit Protection Act. If Employee signs this Agreement in less than forty-five (45) calendar days, Employee acknowledges that he/she has thereby knowingly and voluntarily waived his/her right to the full forty-five (45) calendar day period. Employee acknowledges and agrees that any changes made since Employee’s receipt of this Agreement are not material and/or were made at Employee’s request and shall not restart the forty-five (45) day review period.
11.Employee and the Company agree that, for a period of seven (7) calendar days following the execution of this Agreement, Employee may revoke those provisions of this Agreement releasing and waiving Employee’s rights and claims under the ADEA, and those provisions shall not become effective or enforceable until the revocation period has expired without Employee exercising the right to revoke. If Employee wishes to revoke, he/she must do so by delivery of a written notice to the office of the General Counsel, EQT Corporation, 625 Liberty Avenue, Suite 1700, Pittsburgh, PA, 15222, by no later than 5:00 p.m. on the seventh calendar day following Employee’s execution of this agreement. All other terms and conditions of this Agreement shall be binding and enforceable immediately upon Employee’s execution of this Agreement, and shall remain effective regardless of whether Employee revokes Employee’s waiver and release of ADEA rights and claims.
12.This Agreement shall, upon execution by Employee, immediately become effective and enforceable, except for the waiver of ADEA claims which shall not become effective or enforceable until the expiration without exercise of the seven (7) day revocation period described in Paragraph 11 above (“ADEA Effective Date”).
13.If Employee has materially or willfully breached this Agreement or revokes his/her execution of this Agreement, EQT, in addition to any other remedies it may have (whether under applicable law or otherwise), shall be entitled to (i) suspend payment of the payments contemplated by Paragraph 2 of this Agreement to the extent not previously paid or provided and (ii) the prompt return by Employee of any portion of such payments previously paid or provided pending a court or arbitrator determination of whether such breach has occurred. Without limiting the generality of the foregoing, in the event of either party’s actual or threatened breach of any condition set forth in this Agreement, the other party shall be entitled to seek injunctive relief (including temporary restraining orders, preliminary injunctions and permanent injunctions), without posting a bond, in any court of competent jurisdiction. Employee understands that by entering into this Agreement he/she will be limiting the availability of certain remedies that he/she may have against the Releasees and limiting also his/her ability to pursue certain claims against the Releasees.
14.This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended and the Treasury regulations thereunder (“Section 409A”) or an exemption thereunder and shall be construed and administered to the fullest extent allowed to avoid any additional tax under Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. Notwithstanding anything herein to the contrary, (i) if on the Date of Termination, Employee is a “specified employee” as defined in Section 409A, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A (e.g., because they do not satisfy the short-term deferral exception and/or the separation pay exception), then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to Employee) until the first business day to occur following the date that is six (6) months following the Date of Termination (or the earliest date as is permitted under Section 409A), which initial payment will include the payments and benefits that would have been paid to Employee during such six (6) month period but for the delay required by Section 409A; and (ii) if any other payments of money or other benefits due to Employee hereunder could cause the application of an accelerated or additional tax under Section 409A, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Section 409A, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner that does not cause such an accelerated or additional tax. The Company shall consult with Employee in good faith regarding the implementation of the preceding sentence. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A. If any payment subject to Section 409A is contingent on the delivery of a release by Employee and could occur in either of two (2) years, the payment will occur in the later year. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.
15.This Agreement may not be changed, amended, or modified except by a written instrument signed by both parties.
16.This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company.
17.This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof and fully supersedes any and all prior agreements or understandings between the parties relating to the same. Employee acknowledges and agrees that Employee shall continue to remain bound by, and hereby reaffirms, any and all obligations and restrictive covenants, including all cooperation, confidentiality, intellectual property, noncompetition, nonsolicitation, and nondisparagement obligations that Employee owes to the Company or the other Releasees including, for the avoidance of doubt, obligations Employee owes as provided in this Agreement. Employee specifically acknowledges and agrees that notwithstanding any discussions or negotiations Employee may have had with any of the Releasees prior to the execution of this Agreement, Employee is not relying on any promises or assurances other than those explicitly contained in this Agreement.
18.Each of the Releasees shall be a third party beneficiary of this Agreement and entitled to enforce it in accordance with its terms. PDF or other electronic copies of this Agreement shall have the same force and effect as the original. This Agreement may be executed in counterparts and each shall be considered to be an original and all of which taken together will constitute one and the same agreement.

19.This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to conflict of law principles. The Company and Employee expressly consent to the jurisdiction of Pennsylvania’s state and/or federal courts and agree such courts are the proper venue for any dispute over this Agreement. EACH PARTY AGREES THAT THEY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CLAIMS OR CAUSES OF ACTION ARISING UNDER THIS AGREEMENT AND ALL SUCH CLAIMS OR CAUSES OF ACTION SHALL BE DETERMINED BY A JUDGE SITTING WITHOUT A JURY.
20.The provisions of this Agreement are severable. To the extent that any provision of this Agreement is deemed unenforceable in any court of law, the parties intend that such provision be construed by such court in a manner to make it enforceable, and the remaining provisions of this Agreement shall remain in full force and effect.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

EMPLOYEE’S ASSURANCES TO THE COMPANY
This Agreement is a legal document with legal consequences. The Company wants to be certain that Employee fully understands the legal effect of signing this Agreement. Employee, therefore, makes the following assurances to the Company:
(1)    I have carefully read the complete Agreement.
(2)    The Agreement is written in language that I understand.
(3)    I understand all of the provisions of this Agreement.
(4)    I understand that this Agreement is a waiver of any and all claims set forth in the Agreement that I may have against the Company and all the other Releasees.
(5)    I understand that this Agreement, and payments made or to be made to me in connection with my termination, including payments under any short-term incentive plan and awards made pursuant to the Company Equity Plan (as defined in the Merger Agreement) in accordance with the Merger Agreement, together are in full satisfaction, and/or replace all, of the Company’s obligations under the Severance Agreement.
(6)    I willingly waive any and all claims set forth in the Agreement, in exchange for the promises of the Company in this Agreement, which I acknowledge constitute valuable consideration that I am not otherwise entitled to receive. I understand that I am not releasing any claims that arise after I sign this Agreement.
(7)    I enter this Agreement freely and voluntarily. I am under no coercion or duress whatsoever in considering or agreeing to the provisions of this Agreement.
(8)    I understand that this Agreement is a contract. As such, I understand that either party may enforce it.
IN WITNESS WHEREOF, the aforesaid parties, intending to be legally bound hereby, have caused this Agreement to be executed on the dates set forth below.
EQT CORPORATION:
By: /s/ Lesley Evancho    Date: 08/14/2024

EMPLOYEE:
By: /s/ Thomas Karam    Date: 08/14/2024
Thomas Karam

EXHIBIT A

OWBPA DISCLOSURE
[***]

A-1

ATTACHMENT A

MEDICARE INFORMATION AND AUTHORIZATION FORM
The Center for Medicare & Medicaid Services (CMS) is the federal agency that oversees the Medicare program. In certain situations, Medicare may make a “conditional payment” so as not to inconvenience the beneficiary, and seek to recover the payments later. When an individual receives severance or other payments in exchange for a release of claims, Section 111 of the Medicare, Medicaid and SCHIP Extension Act (MMSEA), requires the Company to determine whether the individual is a Medicare Beneficiary and, if so, to report the severance or other payment and related information.
Please review this picture of the Medicare card to determine if you have, or have ever had, a similar Medicare card and complete Sections I and II of this Form.
Medicare card:
Section I

Are you presently, or have you ever been, enrolled in Medicare Part A or Part B?		□ Yes	□ No
Full Name: (Please print the name exactly as it appears on your SSN or Medicare card if available.)

Medicare Claim #:
Date of Birth: (Month/Day/Year)	‒	‒
Social Security Number: (If Medicare Claim Number is Unavailable)
Sex:		□ Female	□ Male

Section II
I authorize [COMPANY NAME] (“COMPANY”) and/or COMPANY’s insurers/agents to run a query with CMS to determine my Medicare eligibility and enrollment status (i.e. whether I am a Medicare Beneficiary). If CMS identifies me as a Medicare Beneficiary, I further authorize COMPANY and/or COMPANY’s insurers/agents to take all necessary steps to report any required information in connection with any severance or other payments I will receive in exchange for a release of claims. I understand that the information requested is to enable COMPANY and/or COMPANY’s insurers/agents to meet any mandatory reporting obligations under Medicare law. The information provided for confirmation of my Medicare status, including my name, gender, date of birth, and Social Security Number, is complete, accurate, and current.

Name (Please Print)
Signature	Date
If you have completed Sections I and II above, stop here and submit this form to COMPANY. If you are refusing to provide the information requested in Sections I and II, proceed to Section III.
Section III

Name (Please Print)
For the reason(s) listed below, I have not provided the information requested. I understand that if I am a Medicare Beneficiary and I do not provide the requested information, I may be violating obligations to assist Medicare in coordinating benefits to pay my claims correctly and promptly.
Reason(s) For Refusal To Provide Requested Information:

Signature of Person/Guardian Completing Section III	Date

EQT Medical Spending Account Plan for Eligible Retirees
Dear Thomas Karam:
Upon your termination of service with EQT and based on your age and service, you will become eligible for an employer contribution to your Medical Spending Account Plan for Eligible Retirees (“MSA”). Your eligibility has been confirmed based on your age being 55 or greater and having at least five years of service upon your termination. The amount of the contribution that EQT will provide is determined by your length of service using your Equitrans service date, as required in connection with EQT’s acquisition of Equitrans. Under the EQT MSA, you are entitled to $1,000 for each full year of service.
Based on your service date, we have determined that you have five full years of service entitling you to a contribution of $5,000 from EQT.
You will receive further communication from the EQT Benefit Solutions Center within the next two weeks, informing you of the steps necessary to establish, access and utilize your MSA.
The MSA is provided at no cost to you. You may be reimbursed from your MSA for your cost of healthcare coverage that you buy on an after-tax basis and/or for eligible health expenses that are not covered by another source.

Enrollment Tips
These Enrollment Tips provide the information you need to understand your options and enroll successfully for Medical/Rx, Dental and Vision coverages. You must enroll in these coverages to be eligible for Cobra benefits, and you will only be eligible for Cobra continuation for the coverages and tiers that you choose during this enrollment. For example, if you do not enroll in Vision coverage, you will not be eligible for Cobra Vision benefits; if you enroll for the Employee Only coverage tier, you will not be able to add dependents upon your enrollment for Cobra.
You have 31 days to finalize your enrollment, but to avoid delays in coverage, please complete your enrollment as soon as possible. Upon completion of your enrollment, your information will be provided to EQT’s Cobra administrator, and you will receive your Cobra enrollment information. If you do not submit your enrollment within 31 days, you will not be eligible to enroll in EQT’s Cobra benefits.
If you have questions about your options or enrolling, call the EQT Benefit Solutions Center at 1-888-246-2449 (8 A.M. to 6 P.M. ET, Monday-Friday).
What You Need to Do Enroll—Review these Enrollment Tips and use the EQT Total Rewards portal eqtbenefitsolutions.com to enroll.
Health Savings Account (HSA)—If you currently have a Health Savings Account, you may continue to make post-tax contributions directly if you are enrolled in a qualified HDHP.
Note: You will continue to use your current Fidelity NetBenefits login information for the HSA.
Enroll Online
We recommend following the steps in the order shown:
1.Login—Go to the Total Rewards portal (eqtbenefitsolutions.com)
•User ID—6-digit EQT employee ID number. If a former EQT employee, use previous EQT ID number
•Password—Month/day of birth and last four digits of Social Security number (mmdd1234)
2.Start Enrollment—Click Enrollments under Quick Links and follow the prompts.
3.Review Profile—If any personal information is incorrect, contact the EQT Benefit Solutions Center.
4.Add Dependents—Complete the information requested if you wish to cover dependents.
5.Tobacco User Status—The Smoker Surcharge will not apply to Cobra premiums. Please select “No” to the question “Do you or your spouse smoke?”
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6.Medical—You may waive EQT Medical coverage if you have other coverage—or you may elect coverage for you and your eligible dependents. (see the included summaries for details)
7.Health Savings Account (HSA)—If you currently have a HSA, you may make post-tax contributions while covered under a qualified HDHP. These contributions can be made directly from you to your HSA administrator. Please elect $0 contribution on this screen. EQT will not make HSA contributions on your behalf.
8.MetLife Dental and EyeMed Vision—Coverage is optional. There are two Dental options: the Basic Plan and the Enhanced Plan. (see the included summaries for details)
9.MetLife Long-Term Disability (LTD)—LTD benefits are not applicable. Please click “Next”.
10.MetLife Basic Life/AD&D—Basic Life/AD&D benefits are not applicable. Please click “Next”.
11.MetLife Contributory Life/AD&D—Contributory Life/AD&D benefits are not applicable. Please select “Waive Coverage” and click “Next”.
12.Spouse and Child Life Insurance—Please select “Waive Coverage” and click “Next” on the Spouse Life and Child Life screens.
13.Business Travel Accident—BTA benefit is not applicable. Please click “Next”.
14.EAP – EAP benefit not applicable. Please click “Next”.
15.Review Your Elections—Review the information shown and change/correct if needed.
16.Review Beneficiaries—Any dependents you entered in the Review Dependents step will be available to choose as beneficiaries. You may disregard this step as you will not receive life insurance benefits under the EQT plan.
17.SUBMIT—If you log out before you click Submit, your changes will be saved—but not processed, potentially resulting in coverage delays. Please be sure to hit the “Submit” button to finalize your elections.
18.Confirmation—Review and save your confirmation statement.
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EQT Benefit Solutions Center
When you have benefit questions, call the EQT Benefit Solutions Center at 1-888-246-2449 (8 A.M. to 6 P.M. ET, Monday-Friday).
Benefits Summaries
Medical and Prescription Drug Coverage Chart
Highmark Blue Cross Blue Shield

Deductible and Out-of-Pocket Limits		
Deductible	**Employee Only Coverage—$1,600**	**Family Coverage—$3,200**
	Family Limit is for one person or combined expenses.	
Out-of-Pocket Maximum	**Employee Only Coverage—$3,000**	**Family Coverage—$6,000**
	Includes the Deductible and the Family Limit is for one person or combined expenses.	
BEFORE You Meet the Deductible, the Plan Pays 100% for Covered In-Network Preventive Care		
	In-Network	**Non-Network**
Preventive Care on Highmark Schedule *(Age and frequency limits apply)*	**100%** (no Deductible) for covered services and certain medications **provided the services are billed as preventive care**	**80%** after deductible for some preventive care services (see the SPD for details)
AFTER You Meet the Deductible		
Emergency Medical Services	100% after $150 copay for emergency room care; waived if admitted. No copay for In-Network urgent care center.	
Most Medical Services	**100% In-Network (no Deductible)**	**80% After Deductible Non-Network**
Telemedicine	Consult a doctor for non-emergency care using smartphone, computer, or tablet.	
Other Services *Call Highmark at **1-800-295-1902** for details about coverage or questions about specific services, such as IVF.*	• Office visits, diagnostic tests, hospital stays, surgery, and most other covered services. Limits and exclusions may apply. • Pre-authorization may be required for some services, such as inpatient care, transplants assisted fertilization, infusion therapy in a hospital, and skilled nursing facility care.	

Prescription Drugs	
• **Up to 30-day supply** for National Plus retail pharmacy • **31-90-day supply** for mail-order through Express Scripts	• **Before the Deductible**, Plan pays **100%** for eligible preventive medications. • **After the Deductible**, Plan pays **100%** for Generic drugs and 80% for Brand drugs. You pay 20% up to a maximum of: $25 for retail or $75 for mail-order for each prescription. • Preauthorization may be required and limits may apply.

Claims accumulated in this calendar year under your current ETRN coverage will be counted towards meeting the deductible and out-of-pocket maximum under the EQT plan.

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Dental Coverage Chart
MetLife

Basic Plan		Enhanced Plan	
	Individual	Family	Individual	Family
Calendar Year Deductible	$50	$150	No Deductible	
	Applies to General and Major services			
Annual Maximum Benefit	**$1,000** for 2024		**$2,000** for 2024	
	The Annual Maximum Benefit excludes benefits for Preventive Care.			
Plan Benefits	**In-Network**	**Out-of-Network**	**In-Network**	**Out-of-Network**
Preventive and Diagnostic	Plan pays **100%**	Plan pays **100%** of MAC	Plan pays **100%**	Plan pays **100%** of MAC
	Emergency pain treatment · Sealants to age 14 with limits · Fluoride treatments (twice a year) · Space maintainers up to age 19 · Oral exams and cleaning 2 times a year · X-rays—bitewing (2 sets a year) or full-mouth or panoramic (once every 36 months)			
Basic Restorative Care	After deductible, Plan pays **80%**	After deductible, Plan pays **80%** of MAC	Plan pays **80%**	Plan pays **80%** of MAC
	Consultations · Fillings, extractions, certain oral surgery · General anesthetics · Root canal (endodontia) · Repair existing crowns, inlays/onlays, bridgework, or dentures · Pulp capping			
Major Restorative Care	After deductible, Plan pays **50%**	After deductible, Plan pays **50%** of MAC	Plan pays **50%**	Plan pays **50%** of MAC
	Gum treatment (periodontia) · Implants or Crowns · Bridgework or dentures · Rebasing or relining dentures			
Orthodontia for children up to age 19	Plan pays **50%**	Plan pays **50%** of MAC	Plan pays **50%**	Plan pays **50%** of MAC
	Up to Lifetime Maximum Benefit of **$1,000**		Up to Lifetime Maximum Benefit of **$2,000**

Claims accumulated in this calendar year under your current ETRN coverage will be counted towards your deductible and plan maximums under the EQT plan.

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Vision Plan Coverage Chart
MetLife

Resources for benefit questions

Tom Torchia Director, Total Rewards [***]	Christian Jones Lead Compensation & Benefits Analyst [***]	Kathleen Curran Payroll & Benefits Analyst [***]
EQT Benefit Solutions Center 1-888-246-2449 From 8 a.m. to 6 p.m. ET Monday-Friday
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Offboarding – Frequently Asked Questions
Final Pay
When and how will I receive my final pay?
Your final paycheck will be direct deposited in your account(s) on record. The deposit will occur on the regularly scheduled pay date for the pay period that includes your Date of Termination—08/14/2024.
What deductions will be withheld from my final pay?
All applicable income tax withholdings.

Paystubs & Annual Statements
Where can I obtain statements after my last day of employment?
You can access your paystubs and annual statements for three years prior in MyADP. To access MyADP, you will need:
1.Direct website https://my.adp.com.
2.Use the same ADP log in credentials that you used while employed with EQT. Ex. first initial and last name@eqt. (jdoe@eqt)
3.You will have the capability to reset your password from the log in page, if needed.

Payroll Contact Information
Who can I contact with any payroll related questions after my last day of employment?
You can reach out to the payroll department with any payroll related questions via email at payroll@eqt.com.